UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 13, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

On September 13, 2007, a registration statement relating to common units representing limited partner interests of EXCO Partners, LP, a Delaware limited partnership and a newly formed subsidiary of EXCO Resources, Inc., was filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful.

This offering of common units will be made only by means of a prospectus.  A copy of the prospectus, when available, may be obtained by submitting requests to Goldman Sachs & Co., 85 Broad Street, New York, NY 10004, via fax at 212-902-9316 or via e-mail at prospectus-ny@ny.email.gs.com, Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, New York 11220, phone: 718-765-6732, UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, New York 10171, phone: 212-821-3000, J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, phone: 718-242-8002, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, 4 World Financial Center, Attention: Prospectus Department, New York, NY 10080; phone: 212-449-1000, Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, 866-718-1649, or by e-mail at prospectus@morganstanley.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: September 13, 2007	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer